CALAMOS STRATEGIC TOTAL RETURN FUND
BY-LAWS

(as amended and restated through September 22,
2015)
ARTICLE 1

Agreement and Declaration of Trust
       1.1	General.  These By-Laws shall be subject
to the Agreement and Declaration of Trust, as
from time to time amended, supplemented or restated
(the "Declaration of Trust") of Calamos Strategic
Total Return  Fund (the "Trust"), a Delaware
business trust established by the Declaration of
Trust.
       1.2	Definitions.  Unless otherwise defined
herein, the terms used herein have the respective meanings given them in the Declaration of Trust.
ARTICLE 2

Offices
       2.1	Offices.  The Trust may have such
offices in such places without as well as within
the
State of Delaware as the Trustees may from time to
time determine.
       2.2	Registered Office and Registered Agent.
The registered office of the Trust shall be located in the City of Wilmington, State of Delaware or such other location within the State of Delaware as the Trustees may from time to time determine.
The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of
Delaware for the Trust as provided in the Delaware
Business Trust Act, 12 Del. C. ss3807, as amended from time to time.
ARTICLE 3

Shareholders
       3.1	Annual Meetings.  Annual meetings of the
Shareholders of the Trust or a Series or Class
thereof shall be held on such date and at such
place within or without the State of Delaware as
the
Trustees shall designate.
       3.2	Special Meetings.
       (a)	Special meetings of the Shareholders may
be called at any time by the Chairman,
the President or the Trustees.  Subject to
subsection (c) of this Section 3.2, a special
meeting of
Shareholders shall also be called by the Secretary
of the Trust upon the written request of the
Shareholders entitled to cast not less than a
majority of all the votes entitled to be cast at
such
meeting.
       (b)	Any Shareholder of record seeking to
have Shareholders request a special
meeting shall, by sending written notice to the
Secretary (the "Record Date Request Notice") by
registered mail, return receipt requested, request
the Trustees to fix a record date to determine the
Shareholders entitled to request a special meeting
(the "Requested Record Date").  The Record
Date Request Notice shall set forth the purpose of
the meeting and the matters proposed to be
acted on at it, shall be signed by one or more
Shareholders of record as of the date of signature
(or
their duly authorized agents), shall bear the date
of signature of each such Shareholder (or other
agent) and shall set forth all information relating
to each such Shareholder that must be disclosed
in solicitations of proxies for election of
trustees in an election contest (even if an
election contest
is not involved), or is otherwise required, in each
case pursuant to Regulation 14A under the
Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and Rule 14a-11 thereunder.
Upon receiving the Record Date Request Notice, the
Trustees may fix a Requested Record Date.
The Requested Record Date shall not precede and
shall not be more than ten days after the close
of business on the date on which the resolution
fixing the Requested Record Date is adopted by
the Trustees.  If the Trustees, within thirty days
after the date on which a valid Record Date
Request Notice is received, fail to adopt a
resolution fixing the Requested Record Date and
make
a public announcement of such Requested Record
Date, the Requested Record Date shall be the
close of business on the 30th day after the first
date on which the Record Date Request Notice is
received by the Secretary.
       (c)	In order for any Shareholder to request
a special meeting, one or more written
requests for a special meeting signed by
Shareholders of record (or their duly authorized
agents)
as of the Requested Record Date entitled to cast
not less than a majority (the "Special Meeting
Percentage") of all of the votes entitled to be
cast at such meeting (the "Special Meeting
Request") shall be delivered to the Secretary.  In
addition, the Special Meeting Request shall set
forth the purpose of the meeting and the matters
proposed to be acted on at it (which shall be
limited to the matters set forth in the Record Date
Request Notice received by the Secretary),
shall bear the date of signature of each such
Shareholder (or other agent) signing the Special
Meeting Request, shall set forth the name and
address, as they appear in the Trust's books, of
each Shareholder signing such request (or on whose
behalf the Special Meeting Request is
signed) and the class and number of shares of the
Trust which are owned of record and
beneficially by each such Shareholder, shall be
sent to the Secretary by registered mail, return
receipt requested, and shall be received by the
Secretary within sixty days after the Request
Record Date.  Any requesting Shareholder may revoke
his, her or its request for a special meeting
at any time by written revocation delivered to the
Secretary.
       (d)	The Secretary shall inform the
requesting Shareholders of the reasonably
estimated cost of preparing and mailing the notice
of meeting (including the Trust's proxy
materials).  The Secretary shall not be required to
call a special meeting upon Shareholder request
and such meeting shall not be held unless, in
addition to the documents required by
paragraphs (b) and (c) of this Section 3.2, the
Secretary receives payment of such reasonably
estimated cost prior to the mailing of any notice
of the meeting.
       (e)	Except as provided in the next sentence,
any special meeting shall be held at such
place, date and time as may be designated by the
President, Chairman or Trustees, whoever has
called the meeting.  In the case of any special
meeting called by the Secretary upon the request of
Shareholders (a "Shareholder Requested Meeting"),
such meeting shall be held at such place, date
and time as may be designated by the Trustees;
PROVIDED, however, that the date of any
Shareholder Requested Meeting shall be not more
than ninety days after the record date for such
meeting (the "Meeting Record Date"); and PROVIDED
FURTHER that if the Trustees fail to
designate, within thirty days after the date that a
valid Special Meeting Request is actually
received by the Secretary (the "Delivery Date"), a
date and time for a Shareholder Requested
Meeting, then such meeting shall be held at 2:00
p.m. Central Time on the 90th day after the date
the request for such meeting is actually received
by the Trust or, if such 90th day is not a
Business Day (as defined below), on the first
preceding Business Day; and PROVIDED
FURTHER that in the event that the Trustees fail to
designate a place for a Shareholder
Requested Meeting within thirty days after the
Delivery Date, then such meeting shall be held at
the principal office of the Trust.  In fixing a
date for any special meeting, the President,
Chairman
or Trustees may consider such factors as he, she,
or they deem(s) relevant within the good faith
exercise of business judgment, including, without
limitation, the nature of the matters to be
considered, the facts and circumstances surrounding
any request for a meeting and any plan of the
Trustees to call an annual meeting or a special
meeting.  In the case of any Shareholder Requested
Meeting, if the Trustees fail to fix a Meeting
Record Date that is a date within thirty days after
the
Delivery Date, then the close of business on the
30th day after the Delivery Date shall be the
Meeting Record Date.
       (f)	If at any time as a result of written
revocations of requests for the special
meeting, Shareholders of record (or their duly
authorized agents) as of the Request Record Date
entitled to cast less than the Special Meeting
Percentage shall have delivered and not revoked
requests for a special meeting, the Secretary may
refrain from mailing the notice of the meeting
or, if the notice of the meeting has been mailed,
the Secretary may revoke the notice of the
meeting at any time before ten days prior to the
meeting if the Secretary has first sent to all
other
requesting Shareholders written notice of such
revocation and of intention to revoke the notice of
the meeting.  Any request for a special meeting
received after a revocation by the Secretary of a
notice of a meeting shall be considered a request
for a new special meeting.
       (g)	The Chairman, the President or the
Trustees may appoint regionally or nationally
recognized independent inspectors of elections to
act as the agent of the Trust for the purpose of
promptly performing a ministerial review of the
validity of any purported Special Meeting
Request received by the Secretary.  For the purpose
of permitting the inspectors to perform such
review, no such purported request shall be deemed
to have been delivered to the Secretary until
the earlier of (i) five Business Days after receipt
by the Secretary of such purported request and
(ii) such date as the independent inspectors
certify to the Trust that the valid requests
received by
the Secretary represent at least a majority of the
issued and outstanding shares of stock that would
be entitled to vote at such meeting.  Nothing
contained in this paragraph (g) shall in any way be
construed to suggest or imply that the Trust or any
Shareholder shall not be entitled to contest the
validity of any request, whether during or after
such five Business Day period, or to take any
other action (including, without limitation, the
commencement, prosecution or defense of any
litigation with respect thereto, and the seeking of
injunctive relief in such litigation).
       3.3	Business Day.  For purposes of these By-
Laws, "Business Day" shall mean any day other
than a Saturday, a Sunday or a day on which banking
institutions in the State of New York are
authorized
or obligated by law or executive order to close.
       3.4	Notice of Meetings.  Notice of all
meetings of the Shareholders, stating the time,
place
and purposes of the meeting, shall be given by the
Trustees by mail or telegraphic or electronic means
to
each Shareholder at the Shareholder's address as
recorded on the register of the Trust mailed at
least
ten days and not more than ninety days before the
meeting, PROVIDED, HOWEVER, that notice of a
meeting need not be given to a Shareholder to whom
such notice need not be given under the proxy rules
of the Commission under the 1940 Act and the
Exchange Act; and PROVIDED, FURTHER, that notice
of any Shareholder Requested Meeting shall be
provided in a manner and time consistent with
Section 3.2(e).  Only the business stated in the
notice of the meeting shall be considered at such
meeting.
Any adjourned meeting may be held and adjourned
without further notice.  No notice need be given to
any Shareholder who shall have failed to inform the
Trust of his or her current address or if a written
waiver of notice, executed before or after the
meeting by the Shareholder who shall have failed to
inform
the Trust of his or her current address or if a
written waiver of notice, executed before or after
the meeting
by the Shareholder or his or her attorney thereunto
authorized, is filed with the records of the
meeting.
       3.5	Record Date for Meetings and Other
Purposes.  Except as provided in Section 3.2, for
the purpose of determining the Shareholders who are
entitled to notice of and to vote at any meeting,
or to
participate in any distribution, or for the purpose
of any other action, the Trustees may from time to
time
close the transfer books for such period, not
exceeding thirty days, as the Trustees may
determine; or
without closing the transfer books the Trustees may
fix a date not more than ninety days prior to the
date
of any meeting of Shareholders or distribution or
other action as a record date for the determination
of the
persons to be treated as Shareholders of record for
such purposes, except for dividend payments which
shall be governed by the Declaration of Trust.
       3.6	Proxies.  At any meeting of
Shareholders, any holder of Shares entitled to vote
thereat
may vote by proxy, provided that no proxy shall be
voted at any meeting unless it shall have been
placed
on file with the Secretary, or with such other
officer or agent of the Trust as the Secretary may
direct, for
verification prior to the time at which such vote
shall be taken.  A proxy shall be deemed signed if
the
Shareholder's name is placed on the proxy, (whether
by manual signature, typewriting, telegraphic
transmission, facsimile, other electronic means or
otherwise) by the Shareholder or the Shareholder's
attorney-in-fact.  Proxies may be recorded by any
electronic, telephonic, internet or other
telecommunication device except as otherwise
provided in the Declaration of Trust.  The placing
of a
Shareholder's name on a proxy pursuant to
telephonic or electronically transmitted
instructions pursuant
to procedures reasonably designed to verify that
such instructions have been authorized by the
Shareholder shall constitute execution of the proxy
by or on behalf of the Shareholder.  Proxies may be
solicited in the name of one or more Trustees or
one or more of the officers of the Trust.  Only
Shareholders of record shall be entitled to vote.
As determined by the Trustees without the vote or
consent of Shareholders, on any matter submitted to
a vote of Shareholders each whole Share shall be
entitled to one vote as to any matter on which it
is entitled to vote and each fractional Share shall
be
entitled to a proportionate fractional vote.
Without limiting their power to designate otherwise
in
accordance with the preceding sentence, the
Trustees have established in the Declaration of
Trust that
each whole share shall be entitled to one vote as
to any matter on which it is entitled by the
Declaration of
Trust to vote and fractional shares shall be
entitled to a proportionate fractional vote.  When
any Share is
held jointly by several persons, any one of them
may vote at any meeting in person or by proxy in
respect
of such Share, but if more than one of them shall
be present at such meeting in person or by proxy,
and
such joint owners or their proxies so present
disagree as to any vote to be cast, such vote shall
not be
received in respect of such Share.  A proxy,
including a photographic or similar reproduction
thereof and
a telegram, cablegram, wireless or similar
transmission thereof, purporting to be executed by
or on behalf
of a Shareholder shall be deemed valid unless
challenged at or prior to its exercise, and the
burden of
proving invalidity shall rest on the challenger.
If the holder of any such share is a minor or a
person of
unsound mind, and subject to guardianship or the
legal control of any other person as regards the
charge
or management of such Share, he or she may vote by
his or her guardian or such other person appointed
or having such control, and such vote may be given
in person or by proxy. Except as otherwise provided
herein or in the Declaration of Trust or the
Delaware Business Trust Act, 12 Del. C. ssss 3801 et
seq., all
matters relating to the giving, voting or validity
of proxies shall be governed by the General
Corporation
Law of the State of Delaware relating to proxies,
and judicial interpretations thereunder, as if the
Trust
were a Delaware corporation and the Shareholders
were shareholders of a Delaware corporation.
       3.7	Inspection of Books.  The Trustees shall
from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.


3.8	Nominations and Proposals by Shareholders.
       (a)	Annual Meetings of Shareholders.
       (1)	Nominations of persons for election as a
Trustee and the proposal of
business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this
Section 3.8(a) and at the time of the
annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.8(a).
       For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 3.8, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth (i) the class or series and number of all shares of the Trust owned beneficially and of record by Shareholder at the time the recommendation is submitted and the dates on which such shares were acquired, specifying the number of shares owned beneficially; (ii) a full listing of the proposed candidate's education, experience (including knowledge of the investment company industry, experience as a director or senior officer of public or private companies, and directorships on other boards of other registered investment companies), current employment, date of birth, business and residence address, and the names and addresses of at least three professional references; (iii) information as to whether the candidate is, has been or may be an "interested person" (as such term is defined in the Investment Company Act of 1940, as amended) of the Trust, Calamos Advisors LLC (the
"Adviser") or any affiliate of the
Adviser, and, if believed not to be or have been an "interested person," information regarding the candidate that will be sufficient for the Committee to make such determination; (iv) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee of the Trust, if elected; (v) a description of all arrangements or understandings between the
Shareholder, the candidate and/or any other person or persons (including their names) pursuant to which the Shareholder recommendation is being made, and if none, so specify; (vi) the class or series and number of all shares of the Trust or any other
Trust owned of record or beneficially by the candidate, as reported by the candidate; and
(vii) such other information that would
be helpful to the Committee in evaluating the candidate.

       (2)	In the event that the number of trustees
to be elected to the Board of
Trustees is increased and there is no public
announcement by the Trust of such action or
specifying the size of the increased Trustees at
least one hundred days prior to the first
anniversary of the date of mailing of the notice
for the preceding year's annual meeting, a
Shareholder's notice required by this Section
3.8(a) shall also be considered timely, but
only with respect to nominees for any new positions
created by such increase, if the
notice is delivered to the Secretary at the
principal executive offices of the Trust not later
than the close of business on the 10th day
immediately following the day on which such
public announcement is first made by the Trust.
       (b)	Special Meetings of Shareholders.  Only
such business shall be conducted at a
special meeting of Shareholders as shall have been
brought before the meeting pursuant to the
Trust's notice of meeting.  Nominations of persons
for election to the Trustees may be made at a
special meeting of Shareholders at which trustees
are to be elected (i) pursuant to the Trust's
notice of meeting, (ii) by or at the direction of
the Trustees or (iii) provided that the Trustees
have
determined that trustees shall be elected at such
special meeting, by any Shareholder of the Trust
who is a Shareholder of record both at the time of
giving of notice provided for in this
Section 3.8(b) and at the time of the special
meeting, who is entitled to vote at the meeting and
who complied with the notice procedures set forth
in this Section 3.8(b).  In the event the Trust
calls a special meeting of Shareholders for the
purpose of electing one or more Trustees, any such
Shareholder may nominate a person or persons (as
the case may be) for election to such position
as specified in the Trust's notice of meeting, if
the Shareholder's notice containing the
information required by paragraph (a)(2) of this
Section 3.8 shall have been delivered to the
Secretary at the principal offices of the Trust not
earlier than the close of business on the 120th
day prior to such special meeting and not later
than the close of business on the later of the 90th
day prior to such special meeting or the 10th day
following the day on which public
announcement is first made of the date of the
special meeting and the nominees proposed by the
Trustees to be elected at such meeting.  In no
event shall the public announcement of a
postponement or adjournment of a special meeting to
a later date or time commence a new time
period for the giving of a Shareholder's notice as
described above.
       (c)	General.  Only such persons who are
nominated in accordance with the
procedures set forth in this Section 3.8 shall be
eligible to serve as trustee, and only such
business
shall be conducted at a meeting of Shareholders as
shall have been brought before the meeting in
accordance with the procedures set forth in this
Section 3.8.  The chairman of the meeting shall
have the power and duty to determine whether a
nomination or any other business proposed to be
brought before the meeting was made or proposed, as
the case may be, in accordance with the
procedures set forth in this Section 3.8 and, if
any proposed nomination or other business is not in
compliance with this Section 3.8, to declare that
such nomination or proposal shall be
disregarded.
       For purposes of this Section 3.8 (a) the
"date of mailing of the notice" shall mean the date
of the proxy statement for the solicitation of
proxies for election of trustees and (b) "public
announcement" shall mean disclosure (i) in a press
release either transmitted to the principal
securities exchange on which Shares of the Trust's
common stock are traded or reported by a
recognized news service or (ii) in a document
publicly filed by the Trust with the Commission.
       (d)	Compliance with State and Federal Law.
Notwithstanding the foregoing
provisions of this Section 3.8, a Shareholder shall
also comply with all applicable requirements of
state law and of the Exchange Act and the rules and
regulations thereunder with respect to the
matters set forth in this Section 3.8.  Nothing in
this Section 3.8 shall be deemed to affect any
right of a Shareholder to request inclusion of a
proposal in, nor the right of the Trust to omit a
proposal from, the Trust's proxy statement pursuant
to Rule 14a-8 (or any successor provision)
under the Exchange Act.
       3.9	Abstentions and Broker Non-Votes.
Outstanding Shares represented in person or by
proxy (including Shares which abstain or do not
vote with respect to one or more of any proposals
presented for Shareholder approval) will be counted
for purposes of determining whether a quorum is
present at a meeting.  Abstentions will be treated
as Shares that are present and entitled to vote for
purposes of determining the number of Shares that
are present and entitled to vote with respect to
any
particular proposal, but will not be counted as a
vote in favor of such proposal.  If a broker or
nominee
holding Shares in "street name" indicates on the
proxy that it does not have discretionary authority
to vote
as to a particular proposal, those Shares will not
be considered as present and entitled to vote with
respect
to such proposal.
       3.10	Action without Meeting.  Any action
which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding
Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.
ARTICLE 4

Trustees
       4.1	Chairman of the Trustees.  The Trustees
shall appoint one of their number to be
Chairman of the Trustees ("Chairman").  The
Chairman shall preside at all meetings of the
Trustees and
shareholders and shall have such other duties as
may be assigned to the Chairman by the Trustees
from
time to time.
       4.2	Lead Independent Trustee.  If the
Chairman is an "interested person" of the Trust, as
defined in the Investment Company Act of 1940 (the
"1940 Act"), the Trustees who are not such
interested persons of the Trust ("Independent
Trustees") shall appoint one of their number to be
Lead
Independent Trustee, who shall have such duties as
may be assigned by the Independent Trustees from
time to time.
	4.3	Meetings of the Trustees.  The Trustees
may in their discretion provide for regular or
stated meetings of the Trustees.  Notice of regular
or stated meetings need not be given.  Meetings of
the
Trustees other than regular or stated meetings
shall be held whenever called by the Chairman, the
Lead
Independent Trustee or by two or more other
Trustees, at the time then in office.  Notice of
the time and
place of each meeting other than regular or stated
meetings shall be given by the Secretary or an
Assistant
Secretary or by the officer or Trustee calling the
meeting and shall be mailed, postage prepaid, to
each
Trustee at least three days before the meeting, or
shall be given by telephone, cable, wireless,
facsimile or
other electronic mechanism by which receipt thereof
can be confirmed to each Trustee at his or her
business address, or personally delivered to him or
her at least one day before the meeting.  Such
notice
may, however, be waived by any Trustee.  Notice of
a meeting need not be given to any Trustee if a
written waiver of notice, executed by him or her
before or after the meeting, is filed with the
records of
the meeting, or to any Trustee who attends the
meeting without protesting prior thereto or at its
commencement the lack of notice to him or her.  A
notice or waiver of notice need not specify the
purpose of any meeting.  The Trustees may meet by
means of a telephone conference circuit or similar
communications equipment by means of which all
persons participating in the meeting can hear each
other at the same time and participation by such
means shall be deemed to have been held at a place
designated by the Trustees at the meeting.
Participation in a telephone conference meeting
shall
constitute presence in person at such meeting.  Any
action required or permitted to be taken at any
meeting of the Trustees may be taken by the
Trustees without a meeting if a majority of the
Trustees then
in office (or such higher number of Trustees as
would be required to act on the matter under the
Declaration of Trust, these By-Laws or applicable
law if a meeting were held) consent to the action
in
writing and the written consents are filed with the
records of the Trustees' meetings.  Such consents
shall
be treated as a vote for all purposes.
Notwithstanding the foregoing, all actions of the
Trustees shall be
taken in compliance with the provisions of the 1940
Act.
	4.4	Quorum and Manner of Acting.  A majority
of the Trustees then in office shall be
present in person at any regular or special meeting
of the Trustees in order to constitute a quorum for
the
transaction of business at such meeting and (except
as otherwise required by law, the Declaration of
Trust
or these By-Laws) the act of a majority of the
Trustees present at any such meeting, at which a
quorum is
present, shall be the act of the Trustees.  In the
absence of a quorum, a majority of the Trustees
present
may adjourn the meeting from time to time until a
quorum shall be present.  Notice of an adjourned
meeting need not be given.
	4.5	Action by Consent.  Any action required
or permitted to be taken at any meeting of the
Trustees or any committee thereof may be taken
without a meeting, if a written consent to such
action is
signed by a majority of the Trustees then in office
or a majority of the members of such committee, as
the
case may be, and such written consent is filed with
the minutes of the proceedings of the Trustees or
such
committee.
       4.6	Eligibility to Serve.  Each Independent
Trustee shall retire as a Trustee as of the end of
the calendar year in which the Trustee attains the
age of 75 years.
	4.7	Liability of Chairman and Lead
Independent Trustee.  A Trustee serving as
Chairman or Lead Independent Trustee shall not be subject to any greater liability, nor subject to any higher standard or duty, than that to which he or she would be subject if not serving as such.
ARTICLE 5

Committees
       5.1	Executive and Other Committees.  The
Trustees by vote of a majority of all the
Trustees may elect from their own number an
Executive Committee to consist of not less than two
members to hold office at the pleasure of the
Trustees, which shall have the power to conduct the
current
and ordinary business of the Trust while the
Trustees are not in session, including the purchase
and sale of
securities and the designation of securities to be
delivered upon redemption of Shares of the Trust or
a
Series thereof, and such other powers of the
Trustees as the Trustees may delegate to them, from
time to
time, except those powers which by law, the
Declaration of Trust or these By-Laws they are
prohibited
from delegating.  The Trustees may also elect from
their own number other Committees from time to
time; the number composing such Committees, the
powers conferred upon the same (subject to the same
limitations as with respect to the Executive
Committee) and the term of membership on such
Committees
to be determined by the Trustees.  The Trustees may
designate a Chairman of any such Committee.  In the
absence of such designation the Committee may elect
its own Chairman.
       5.2	Quorum and Manner of Acting.  A majority
of the members of any Committee of the
Trustees shall constitute a quorum for the
transaction of business, and any action of such a
Committee
may be taken at a meeting by a majority of the
members present (a quorum being present) or
evidenced
by one or more writings signed by a majority of the
members of such Committee.  Members of a
Committee may participate in a meeting of such
Committee by means of a conference telephone or
other
communications equipment by means of which all
persons participating in the meeting can hear each
other at the same time and participation by such
means shall constitute presence in person at a
meeting.
       5.3	Liability of Committee Chairman.  A
Trustee serving as a Chairman of any Committee of the Trustees shall not be subject to any greater liability, nor subject to any higher standard or duty, than that to which he or she would be subject if not serving as Chairman of the Committee.
ARTICLE 6

Officers
       6.1	General Provisions.  The officers of the
Trust shall be a President, a Treasurer and a
Secretary, who shall be elected by the Trustees.
The Trustees may elect such other officers or
agents as
the business of the Trust may require, including
one or more Vice Presidents, one or more Assistant
Secretaries, and one or more Assistant Treasurers.
The Trustees may delegate to any officer or
Committee the power to appoint any subordinate
officers or agents.
       6.2	Election.  The President, the Vice
Presidents (if any), the Treasurer and the
Secretary
shall be elected annually by the Trustees.  Other
officers, if any, may be elected by the Trustees at
such
meeting or at any other time.  Vacancies in any
office may be filled at any time.
       6.3	Tenure.  Subject to Section 6.4, each
officer shall hold office and each agent shall
retain
authority at the pleasure of the Trustees.
       6.4	Removal.  The Trustees, at any regular
or special meeting of the Trustees, may remove
any officer with or without cause, by a vote of a
majority of the Trustees then in office.  Any
officer or
agent appointed by an officer or committee may be
removed with or without cause by such appointing
officer or committee.
       6.5	President.  Unless the Trustees
otherwise provide, the President shall be the chief
executive officer of the Trust and, subject to the
direction of the Trustees, shall have general
charge of the
business affairs and property of the Trust and
general supervision over its officers, employees
and agents.
Except as the Trustees may otherwise order, the
President shall have the power to grant, issue,
execute or
sign such powers of attorney, proxies, agreements,
certifications or other documents as he or she may
deem advisable or necessary in the furtherance of
the interests of the Trust or any Series or Class
thereof.
The President also shall have the power to employ
attorneys, accountants and other advisers and
agents
for the Trust.  The President shall exercise such
other powers and perform such other duties as the
Trustees may from time to time assign to the
President.
       6.6	Vice Presidents.  The Vice Presidents
shall, in the absence or disability of the
President,
and in the order designated by the Trustees,
perform the duties and exercise the powers of the
President
and, in addition, shall at all time perform such
other duties and exercise such other powers as may
be
prescribed by the Trustees or the President, to
whose supervision they shall be subject.  Any Vice
President of the Trust may be designated the chief
financial officer of the Trust.
       6.7	Chief Financial Officer.  The Chief
Financial Officer of the Trust shall have general
charge of the finances of the Trust.  The Chief
Financial Officer shall make annual reports
regarding the
business and financial condition of the Trust as
soon as possible after the close of the Trust's
fiscal year
and shall furnish such other reports concerning the
business and financial condition of the Trust as
the
Trustees may from time to time require.  The Chief
Financial Officer shall perform all acts incidental
to
the office of Chief Financial Officer, subject to
the supervision of the Trustees, and shall perform
such
additional duties as the Trustees or the Chairman
may from time to time designate.  The Chief
Financial
Officer shall be responsible to and shall report to
the Trustees.  In the absence of the Chief
Financial
Officer, the Treasurer may perform all duties of
the Chief Financial Officer.
       6.8	Treasurer.  The Treasurer shall, subject
to the provisions of the Declaration of Trust and
to any arrangement made by the Trustees with any
custodian, investment adviser, or transfer,
accounting
or Shareholder servicing or similar agent, be the
chief accounting officer and be in charge of the
valuable
papers, books of account and accounting records of
the Trust and shall have such other duties and
powers
as may be designated from time to time by the
Trustees or by the President.  The Treasurer may be
designated the chief financial officer of the
Trust.
       6.9	Secretary.  The Secretary shall, if and
to the extent requested by the Trustees and/or
shareholders, attend all meetings of the Trustees,
any committee of the Trustees and the Shareholders
and
record all the proceedings of such meetings in a
book to be kept for that purpose.  Subject to
Section 3.4
hereof, he or she shall give, or cause to be given,
notice of all meetings of the Trustees and meetings
of
the Shareholders, and shall perform such other
duties as may be prescribed by the Trustees or
President,
to whose supervision he or she shall be subject.
The Secretary shall keep in safe custody the seal
of the
Trust and, when authorized by the Trustee, affix
the same to any instrument requiring it, which seal
when
so affixed may be attested by his or her signature
or by the signature of the Treasurer or an
Assistant
Secretary.
       6.10	Assistant Treasurers.  In the absence or
disability of the Treasurer, any Assistant
Treasurer designated by the Trustees shall perform
all the duties, and may exercise any of the powers,
of
the Treasurer.  Each Assistant Treasurer shall
perform such other duties as from time to time may
be
assigned to such Assistant Treasurer by the
Trustees.  Each Assistant Treasurer performing the
duties and
exercising the powers of the Treasurer, if any,
shall give a bond for the faithful discharge of his
or her
duties, if required so to do by the Trustees, in
such sum and with such surety or sureties as the
Trustees
shall require.
       6.11	Assistant Secretaries.  In the absence
or disability of the Secretary, any Assistant
Secretary designated by the Trustees shall perform
all the duties, and may exercise any of the powers,
of
the Secretary.  Each Assistant Secretary shall
perform such other duties as from time to time may
be
assigned to such officer by the Trustees.
       6.12	Compensation of Officers and Trustees
and Members of the Advisory Board.
Subject to any applicable provisions of the
Declaration of Trust, the compensation of the
officers and
Trustees and members of any advisory board shall be
fixed from time to time by the Trustees or, in the
case of officers, by any Committee or officer upon
whom such power may be conferred by the Trustees.
No officer shall be prevented from receiving such
compensation as such officer by reason of the fact
that
the officer is also a Trustee.
       6.13	Power to Vote Securities.  Unless
otherwise ordered by the Trustees, the Chief
Financial
Officer and/or the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the
Trust may hold stock, and at any such meeting the Treasurer or his or her proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.
ARTICLE 7

Fiscal Year
The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.
ARTICLE 8

Seal
The Trustees may, but shall not be required to, adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.
ARTICLE 9

Sufficiency and Waivers of Notice
Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-
Laws,
a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph or cable when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent, or at the time of confirmation if sent by wireless, facsimile or other electronic means.
ARTICLE 10

Certificates
If so determined by resolution of the Board of Trustees, each Shareholder of the Trust shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Trustees, representing the number of Shares of the Trust owned by the Shareholder, provided, however, that certificates for fractional shares will not be delivered in any case. Certificates representing
Shares
shall be signed by or in the name of the Trust by the President or a Vice President or the Chairman and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.
ARTICLE 11

Amendment
These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust or these By-
Laws, a vote of the Shareholders.
ARTICLE 12

Forum for Adjudication of Disputes

Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust's Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the
Delaware Statutory Trust Act or the Declaration of
Trust or these By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of
Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior
Court of the State of Delaware (each, a "Covered
Action"). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this
Article 12, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Article 12.

       If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware (a "Foreign Action") in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the
Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Article 12 (an
"Enforcement Action") and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder's counsel in the Foreign Action as agent for such
Shareholder. Furthermore, except to the extent prohibited by any provision of the Delaware
Statutory
Trust Act or the Declaration of Trust, if any Shareholder shall initiate or assert a Foreign
Action without
the written consent of the Trust, then each such Shareholder shall be obligated jointly and severally to reimburse the Trust and any officer or Trustee of the Trust made a party to such proceeding for all fees, costs and expenses of every kind and description
(including, but not limited to, all reasonable attorneys' fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance with this Article 12.

       If any provision or provisions of this
Article 12 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Article 12 (including, without limitation, each portion of any sentence of this Article 12 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

END OF BY-LAWS
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